Exhibit 99.4

Privileged and Confidential – Subject to NDA
Prepared at the Direction of Counsel
Subject to FRE 408 and State Equivalents


spirit
spirit
spirit.com

Project Galaxy
Transaction Proposal
February 7, 2025

Privileged and Confidential – Subject to NDA Prepared at the Direction of Counsel Subject to FRE 408 and State Equivalents Transaction Proposal Frontier (2/4) Spirit (2/7) ▪ Frontier and Spirit to combine as part of Spirit’s ongoing chapter ▪ Agreed 11 proceedings with securities of the combined enterprise provided to Spirit stakeholders as consideration for the combination transaction Structure ▪ Frontier to raise $800M New Money First Lien debt to facilitate ▪ Agreed paydown of existing DIP and RCF facilities, in addition to any transaction fees and accrued interest at closing ▪ New $400M RCF to be issued and [undrawn] at close▪ Agreed ▪ Spirit and its stakeholders to receive $400M Second Lien debt▪ Spirit and its stakeholders to receive $600M First Lien Takeback debt to trade at par , pari passu with New Money First Lien debt ▪ To discuss potential backstop of new debt issuance by Spirit Debt Consideration stakeholders, subject to further diligence ▪ Spirit and its stakeholders provided 19.0% of the pro forma ▪ Spirit and its stakeholders provided $1,185M of market- combined company on a fully-diluted basis determined equity value in the combined business (implies par – Illustratively assumes 52,865,110 shares based on current recovery on funded debt, plus $1.15 per-share recovery to existing Frontier shares outstanding, subject to refinement at closing equity holders per current Frontier proposal) Equity Consideration ▪ To discuss market mechanism and timing to determine valuation of equity in the combined enterprise to Spirit stakeholders (e.g., VWAP, mandatory convertible note, etc. with potential collar to be discussed) ▪ Required parties agree to waive existing $35M ERO break-up fee▪ Required parties to receive $35M ERO break-up fee at transaction ERO Break-Up Fee close 2

Privileged and Confidential – Subject to NDA Prepared at the Direction of Counsel Subject to FRE 408 and State Equivalents Transaction Proposal (Cont.) Frontier (2/4) Spirit (2/7) ▪ Frontier to complete confirmatory within 10 business days.▪ Agreed ▪ Scope of confirmatory diligence limited to: – A limited review of Spirit’s Q4 results – Update on recent sales trends – Updated 2-year cash forecast (incl. any impact of bankruptcy) – Disclosure of any material contracts or changes to the business since conclusion of prior engagement – Select tax diligence Diligence ▪ Spirit stakeholders provided opportunity to conduct reverse diligence on key operational and legal matters, in addition to evaluation of the proposed debt / collateral structure in a manner satisfactory to Spirit and its stakeholders ▪ N/A▪ Frontier required to take any steps required by regulators for closing unless they would cause a materially adverse effect on the combined enterprise ▪ To the extent transaction is terminated as a result of failure to Reverse Break-Up Fee / achieve regulatory approval or any reason other than a Spirit Regulatory Approval breach, Frontier to provide Spirit a reverse termination fee on transaction enterprise value in line with market precedents for similar situations 3

Privileged and Confidential – Subject to NDA
Prepared at the Direction of Counsel
Subject to FRE 408 and State Equivalents

Takeback Debt Terms

	Frontier (2/4)	Spirit (2/7)
Quantum	▪ $400M	▪ $600M
Rate	▪ 11.0% Cash / 8.0% Cash + 4.0% PIK	▪ First Lien Takeback debt to receive equivalent terms as New Money First Lien debt and trade at par
Maturity	▪ February 2031	▪ First Lien Takeback debt to receive equivalent terms as New Money First Lien debt and trade at par
Call Protection	▪ NC2; Par Thereafter	▪ First Lien Takeback debt to receive equivalent terms as New Money First Lien debt and trade at par
Security	▪ Falcon Loyalty Program, Falcon Brand IP, Saturn Brand IP, Saturn Loyalty Program, Saturn Cobranded Credit Card, Saturn Engines, Saturn Slots, Saturn Spare Parts, Other Saturn Assets[1]	▪ Agreed
Priority	▪ Second Lien	▪ First Lien
Covenants and Other	▪ 25% Maximum First Lien LTV	▪ To be discussed

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Privileged and Confidential – Subject to NDA
Prepared at the Direction of Counsel
Subject to FRE 408 and State Equivalents

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